SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2005

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 19, 2005, LaSalle Hotel Properties (the “Company”) and LaSalle Hotel Operating Partnership, L.P. (the “Operating Partnership”), for which the Company is the general partner, entered into an underwriting agreement with Raymond James & Associates, Inc., as representative of the several underwriters (the “Underwriting Agreement”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 3,000,000 7.5% Series D Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Series D Preferred Shares”), at a per share purchase price of $24.3388, plus an additional 300,000 Series D Preferred Shares solely to cover over-allotments.

The offering closed on August 24, 2005.

Item 3.03. Material Modifications to Rights of Security Holders.

On August 24, 2005, the Company issued 3,000,000 Series D Preferred Shares. As set forth in the Articles Supplementary establishing the rights and preferences of the Series D Preferred Shares filed with the Maryland State Department of Assessments and Taxation on August 22, 2005, the Series D Preferred Shares rank senior to the Company’s common shares, par value $0.01 per share, and on par with the Company’s 10.25% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share, and 8.375% Series B Cumulative Redeemable Preferred Shares, par value $0.01 per share. Holders of the Series D Preferred Shares, if authorized by the Board of Trustees and declared by the Company, are entitled to a cumulative quarterly dividend, at the annualized rate of $1.875 per share, that will be paid before any dividend on the common shares is paid. In addition to other preferential rights, the holders of the Series D Preferred Shares are entitled to receive the liquidation value, which is $25.00 per share, before the holders of the common shares receive any payment in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.

On August 22, 2005, the Company, as general partner of the Operating Partnership, executed an amendment to the limited partnership agreement of the Operating Partnership creating a series of preferred units (the “Series D Preferred Units”) that mirror the rights and preferences of the Series D Preferred Shares described above. At the closing of the offering, the proceeds were contributed by the Company to the Operating Partnership in exchange for 3,000,000 Series D Preferred Units.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this report regarding the Series D Preferred Shares is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits

1	Underwriting Agreement dated as of August 19, 2005 among Raymond James & Associates, Inc., as the representative of the several underwriters, the Company and the Operating Partnership

3.1	Articles Supplementary filed on August 22, 2005 with the Maryland State Department of Assessments and Taxation

3.2	Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership

4	Form of certificate evidencing the 7.5% Series D Cumulative Redeemable Preferred Shares

5	Opinion of DLA Piper Rudnick Gray Cary US LLP re legality

8	Opinion of DLA Piper Rudnick Gray Cary US LLP re tax matters

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans S. Weger
Hans S. Weger
Executive Vice President, Treasurer and
Chief Financial Officer

Dated: August 24, 2005

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